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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                               CODE OF REGULATIONS

                                       OF

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

                                    ARTICLE I

                                     OFFICES

            Section 1. Principal Office

            The principal office of the Corporation shall be at Solon, Ohio, or at such other place in the State of Ohio as may be designated from time-to-time by the Board of Directors.

            Section 2. Other Offices

            The Corporation may also have offices at such other places without, as well as within, the State of Ohio as the Board of Directors shall from time-to-time determine.

                                   ARTICLE II

                                  SHAREHOLDERS

            Section 1. Annual Meeting

            The annual meeting of shareholders shall be held at the principal office of the Corporation or at such other place as may be determined by the Board of Directors and designated in the notice of said meeting, on such month and day, at such hour and at such place as the Directors may determine; and if not so determined, at 10:00 a.m. on the first day of October of each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, for the purpose of electing Directors and considering reports be laid before said meeting. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon a special meeting, in which case and for which purpose, the annual meeting shall also be considered as, and shall be, a special meeting. If the annual meeting shall not be held or Directors shall not be elected thereat, a special meeting may be called and held for that purpose.

            Section 2. Special Meetings

            Special meetings of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President, or, in the case of the President's absence, death or disability, the Vice-President authorized to exercise the authority of the President or by the Directors by action at a meeting, or a majority of the Directors acting without a meeting, or

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by the person or persons holding not less than a majority of all of the shares outstanding and entitled to vote thereat.

            Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, it shall be the duty of the Chief Executive Officer, the Chief Operating Officer, the President or Secretary to give to the shareholders entitled thereto, notice of a meeting to be held on a day not less than ten (10) nor more than sixty (60) days after the receipt of such request as such officer may specify. If such notice shall not be given within fifteen (15) days after the delivery of such request, the person or persons calling the meeting may fix the time of the meeting and give notice thereof, as hereinafter provided in Section 4 of this Article II, or cause such notice to be given by any designated representative.

            Section 3. Place of Meetings

            Any meeting of the shareholders of the Corporation may be held either within or without the State of Ohio.

            Section 4. Notice of Meetings

            Notice of all shareholders' meetings, whether annual or special, shall be given in writing and may be given by the Chairman of the Board, the Chief Executive Officer, the President or a Vice-President or by the Secretary or an Assistant Secretary (or in case of their refusal, by or at the direction of the person or persons entitled to call meetings under the provisions of these Regulations), which notice shall state the purpose or purposes for which the meeting is called and the time when and place where it is to be held. Not more than sixty (60) nor less than seven (7) days prior to any such meeting, a copy of such notice shall be served upon or mailed to each shareholder of record entitled to notice thereof, directed, postage prepaid, to his last address as it appears upon the records of the Corporation. If any meeting shall be adjourned to another time or place, no further notice as to such reconvened meeting need be given other than by announcement at the meeting at which such adjournment shall be taken. No business shall be transacted at any such reconvened meeting except as might have been lawfully transacted at the meeting at which such adjournment shall have been taken.

            Section 5. Waiver of Notice

            Notice of the time, place and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such shareholder of notice of such meeting.

            Section 6. Record Date for Notice and Voting

            The Board of Directors may fix a date, which shall not be a past date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereat, and/or the Board of Directors may close the books of the Corporation against transfer of shares during

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the whole or any part of such period, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned.

            Section 7. Inspectors of Election

            In advance of any meeting of shareholders, the Board of Directors may appoint Inspectors of Election to act at such meeting and at any adjournment or adjournments thereof. If such Inspectors shall not be so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointments. No such Inspector need be a shareholder of the Corporation.

            In case any person appointed as such Inspector shall fail to appear or refuse to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting; or if not so filled, such vacancy may, and on request of any shareholder or his proxy shall, be filled at the meeting by the Chairman thereof.

            The Inspectors shall determine the number of shares outstanding, the voting rights of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots, consents, waivers or releases; hear and determine all challenges and questions in any way arising in connection with the vote; count and tabulate all votes, consents, waivers and releases; determine and announce the result; and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. On request, the Inspectors shall make a report in writing of any challenge, question or matter determined by them, and shall make and execute a certificate of any fact found by them.

            If there shall be three (3) or more Inspectors, the decision, act or certificate of a majority of them shall be effective in all respects as the decision, act or certificate of all. The certificate of the Inspectors shall be prima facie evidence of the facts stated therein and of the vote as certified by them.

            Section 8. Quorum

            The holders of a majority of the outstanding shares entitled to vote, present in person or by proxy at any meeting of shareholders, shall constitute a quorum for such meeting, but no action required by law, the Articles or the Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class, may be authorized or taken by a lesser proportion.

            The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time-to-time.

            Section 9. Voting

            Except as otherwise provided in the Articles, each outstanding share, regardless of class, shall entitle the holder thereof to one (1) vote on each matter properly submitted to the shareholders for their vote, consent, waiver, release or other action.

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            No holders of shares of the Corporation shall have the right to cumulate the vote of such shares in the election of Directors.

            Section 10. Proxies

            A person who is entitled to attend a shareholders' meeting, to vote thereat or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

            A telegram or cablegram appearing to have been transmitted by such person, or a facsimile, photographic, photostatic or equivalent reproduction of a writing, appointing a proxy is a sufficient writing.

            No appointment of a proxy shall be valid after the expiration of eleven (11) months after it is made unless the writing shall specify the date on which it is to expire or the length of time it is to continue in force.

            The presence at a meeting of the person appointing a proxy shall not revoke the appointment. Without affecting any vote previously taken, the person appointing a proxy may revoke a revocable appointment by a later appointment received by the Corporation, or by giving notice of revocation to the Corporation in writing or in open meeting.

            A writing appointing a proxy is not revoked by the death or incompetency of the maker unless, before the vote is taken or the authority granted is otherwise exercised, written notice of such death or incompetency is received by the Corporation from the executor or administrator of the estate of such maker or from the fiduciary having control of the shares in respect of which the proxy was appointed.

            Unless the writing appointing a proxy shall otherwise provide:

            (1) Each proxy has the power of substitution and, when three (3) or more proxies are appointed, a majority of them or of their substitutes may appoint one (1) or more substitutes to act for all; and

            (2) If more than one (1) proxy is appointed, then: (a) with respect to voting or executing consents, waivers or releases, or objections to consents at a shareholders' meeting, a majority of such proxies as shall attend the meeting, or if only one (1) attends, then that one (1) may exercise all the voting and consenting authority thereat; and if one (1) or more do attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such authority with respect to an equal number of shares; and
                  (b) with respect to exercising any other authority, a majority may act for all.

            Section 11. Action Without Meeting

            Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the shareholders who would be entitled to notice of a meeting of
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the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

            Section 12. Accounts and Reports to Shareholders

            The Corporation shall keep correct and complete books and records of account, together with minutes of the proceedings of its incorporators, shareholders, Directors and committees of the Directors and records of its shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them from time-to-time.

            At the annual meeting of shareholders, or the meeting held in lieu thereof, the Corporation shall lay before the shareholders a financial statement consisting of a balance sheet and a statement of profit and loss and surplus in the form required by law. The financial statement shall have appended thereto an opinion in the form required by law. Upon the written request of any shareholder made within sixty (60) days after notice of any such meeting shall have been given, the Corporation, not later than the fifth (5th) day after receiving such request or the fifth (5th) day before such meeting, whichever shall be the later date, shall mail to such shareholder a copy of such financial statement.

            Any shareholder of the Corporation, upon written demand stating the specific purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time and for any reasonable and proper purpose, the Articles of the Corporation, its Regulations, its books and records of account, minutes and records of shareholders aforesaid, and voting trust agreements, if any, on file with the Corporation and to make copies or extracts thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

            Section 1. Number and Classification of Directors.

            The number of Directors of the Corporation, none of whom need be shareholders, shall be not less than three (3) nor more than ten (10). Initially, the number of Directors of the Corporation shall be fixed at three
(3). By the majority vote of the Directors then in office, the number of persons which shall constitute the Board of Directors for ensuing year shall be fixed, and may from time-to-time be increased or decreased.

            Each Director shall serve for a term ending on the date of the annual meeting following the annual meeting at which such Director was elected.

            In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director until the expiration of his or her current term, or his or her prior death, retirement, resignation, or removal.


            Each person elected a Director of the Corporation shall qualify as such by either (1) accepting in writing his election as a Director, (2) being present and acting as a Director in a duly



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called meeting of the Board of Directors, or (3) acting as a Director by signing a writing to take action without a meeting.

            Section 2. Election of Directors.

            The Directors shall be elected at the annual meeting of the shareholders or, if not so elected, at a special meeting of the shareholders called for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election; provided, that unless such a request is made, the election may be conducted in any manner approved at such meeting. At any such meeting of shareholders for the election of Directors, the persons receiving the greatest number of votes shall be the Directors.

            Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made in writing, hand delivered or mailed by first class United States Mail, postage prepaid, to the secretary of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the shareholders called for the election of Directors; provided, however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as proscribed, to the Secretary of the Corporation not later than the close of the seventh (7th) day following the day on which notice of the meeting was mailed to shareholders.

            To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation that is owned beneficially or of record by such person, and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder (the "Exchange Act"), and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation that is owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

            The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, the defective nomination shall be disregarded.



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            Section 3. Term of Office

            Notwithstanding any of the foregoing provisions of this Article III, each Director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of Directors, such vacancy shall be filled by action of a majority of the Directors in office. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she was elected.

            Section 4. Removal.

            Directors of the Corporation shall only be removed by the shareholders for cause. "Cause" for the removal of a Director by the shareholders shall exist only upon the occurrence of one (1) of the following events: (1) the conviction of the director of a felony; or (2) a finding by a court of law that the Director has been or is guilty of negligence or misconduct in the performance of his duties as a Director of the Corporation. A majority of the Directors may remove a Director with or without cause.

            Section 5. Meetings

            The annual meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders and such meeting may be held without further notice.

            Other meetings of the Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, any Vice-President or any two
(2) Directors.

            Meetings of the Directors may be held at any place within or without the State of Ohio, and may be held through any communications equipment that permits all persons participating to hear each other, and participation through any such communications equipment shall constitute presence at such meeting.

            Written notice of the time and place of each meeting of the Directors, other than the annual meeting, shall be given to each Director, either by personal delivery or by mail, telegram, cablegram, facsimile or any other method reasonably designed to lead to the receipt of actual notice, at least two (2) days before the meeting, which notice need not specify the purposes of the meeting. Such notice may be waived in writing either before or after the holding of such meeting. Such writing may be given by personal delivery or by mail, telegram, cablegram facsimile or any other method reasonably designed to lead to the receipt of actual notice. The attendance of any Director at any such meeting without protesting, prior to or at the announcement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

            Section 6. Quorums

            A majority of the total number of Directors elected and serving shall be necessary to constitute a quorum for a meeting of the Directors. The act of a majority of Directors present


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at a meeting at which a quorum shall be present shall be the act of the Board of
Directors. If at any meeting there shall be less than a quorum present, the majority of those present may adjourn the meeting from time-to-time without notice, other than announcement at the meeting, until a quorum shall attend.

            Section 7. Fixing of Record Dates

            The Board of Directors may fix a date, which shall not be a past date, not exceeding sixty (60) days preceding any dividend or distribution payment date or any date for the receipt or exercise of rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or any date for the participation in the execution of written consents, waivers or releases, as a record date for the determination of the shareholders entitled to receive such dividends or distributions, receive or exercise such rights or participate in the execution of such consents, waivers or releases and/or the Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

            Section 8. Committees

            The Board of Directors may from time-to-time create an Executive Committee and/or any other committee(s) of the Directors, to consist of not less than three (3) Directors, and may authorize the delegation to any such committee of any of the authority of the Directors, however conferred, other than that of filling vacancies among the Directors or in any committee of the Directors.

            The Directors may appoint one (1) or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

            Each such committee shall serve at the pleasure of the Directors, shall act only in the intervals between meetings of the Directors and shall be subject to the control and direction of the Directors.

            A majority of the total number of committee members shall be necessary to constitute a quorum for a meeting of any such committee. The act of a majority of committee members present at a meeting at which a quorum shall be present shall be the act of such committee. Any such committee may also act by a writing or writings signed by all of its members.

            An act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Directors.

            Section 9. Compensation

            The Board of Directors shall fix the compensation of the Chairman of the Board and of the Chief Executive Officer and the President and shall fix or authorize the Chief Executive Officer, the President or a Compensation Committee to fix the compensation of any or all other officers. The Board of Directors may allow compensation to members of any

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committee and may vote compensation to any Director for attendance at meetings or for any special services.

            Section 10. Action Without Meeting

            Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of and in a writing or writings signed by, all the Directors, which writing or writings shall be flied with or entered upon the records of the Corporation.

                                    OFFICERS

            Section 1. Officers

            The Corporation may have a Chairman of the Board of Directors and shall have a President, a Secretary and a Treasurer, all of whom shall be chosen by the Board of Directors. The Corporation may also have a Chief Executive Officer, Chief Operating Officer, Vice-Chairman of the Board or one or more Executive Vice-President, one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board may deem necessary, all of whom shall be chosen by the Board of Directors or by an officer or officers designated by it. The Chairman and Vice-Chairman of the Board shall be, but the other officers may but need not be, a member of the Board of Directors. Each officer shall hold office until his successor shall be chosen and qualified, unless otherwise specified by the Board of Directors. Any officer shall be subject to removal, with or without cause, at any time by the vote of a majority of the Board of Directors.

            Any two (2) or more offices may, in the discretion of the Board of Directors, be held at the same time by the same person. However, no officer shall execute, acknowledge or verify any instrument in more than one (1) capacity if such instrument shall be required by law or by the Regulations or by-laws to be executed, acknowledged or verified by any two (2) or more officers.

            Section 2. Chairman of the Board

            The Chairman of the Board shall have the authority to preside at all meetings of the shareholders and of the Board of Directors, and shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors or the Executive Committee.

            Section 3. Vice-Chairman of the Board

            If such office is created by the Board of Directors, the Vice-Chairman of the Board shall have such powers and perform such duties as may from time-to-time be delegated to him by the Chairman of the Board and shall have such other powers and perform such other duties as are provided in these Regulations as they may from time-to-time be assigned to him or vested in him by the Board of Directors or the Executive Committee. In the absence of the Chairman of the Board, the Vice-Chairman of the Board shall have the authority to preside at all meetings of the shareholders and of the Board of Directors.

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            Section 4. Chief Executive Officer

            The Chief Executive Officer shall have general charge and supervision of the business of the Corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board, if any, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the shareholders. He shall have such other powers and perform such other duties as are provided in these Regulations and as may from time-to-time be assigned to him by the Board of Directors or the Executive Committee.

            Section 5. The President

            The President shall, in the absence, disability or inability to act of the Chief Executive Officer, exercise all powers and perform all duties of the Chief Executive Officer, and shall have such other powers and perform such other duties as are provided in these Regulations and as may from time-to-time be assigned to him by the Board of Directors, the Executive Committee or the Chief Executive Officer.

            Section 6. Chief Operating Officer

            The Chief Operating Officer shall have such powers and perform such other duties as are provided in these Regulations and as may from time-to-time be assigned to or vested in him by the Board of Directors, the Executive Committee, the President or the Chief Executive Officer.

            Section 7. Vice-Presidents

            The Executive Vice-President, or, if there be none, the Vice-Presidents, in the order of their seniority by designation (or, if not designated, in the order of their seniority of election), shall perform the duties of the President in his absence or during his disability to act. The Executive Vice-President and the Vice-Presidents shall have such other duties and powers as may be assigned to or vested in them by the Board of Directors, the Executive Committee, the President, or the Chief Executive Officer.

            Section 8. The Secretary

            The Secretary shall issue notices of all meetings for which notice shall be required to be given; shall keep the minutes of all meetings; shall have charge of the corporate seal, if any, and corporate record books; shall cause to be prepared for each meeting of shareholders the list of shareholders entitled to vote thereat; and shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors, the Executive Committee, the President or the Chief Executive Officer.

            Section 9. The Treasurer

            The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep adequate and correct accounts of the Corporation's business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares; shall prepare and lay before the shareholders* meetings the data

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referred to in Section 12 of Article II hereof; and shall mail copies of such data as required in said Section to any shareholder requesting same. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer in such depositaries as the Board of Directors may from time-to-time designate. The Treasurer shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors, the Executive Committee, the President or the Chief Executive Officer.

            Section 10. Other Officers

            Other officers of the Corporation shall have such duties and powers as may be assigned to or vested in them by the Board of Directors, the Executive Committee, the President or the Chief Executive Officer.

            Section 11. Authority to Sign

            Except as otherwise specifically provided by the Board of Directors or by the Executive Committee, checks, notes, drafts, contracts or other instruments authorized by the Board of Directors or by the Executive Committee shall be executed and delivered on behalf of the Corporation by the Chief Executive Officer, President, the Treasurer or a Vice-President and by the Secretary, Assistant Secretary or an Assistant Treasurer.

            Section 12. When Duties of Officers May be Delegated

            The Board of Directors may, for any reason that may seem sufficient to the Board, and effective for such length of time, which may be unlimited, as the Board may determine, delegate any or all of the duties and powers of the Corporation to any other officer.

                                    ARTICLE V

                                  CERTIFICATES

            Section 1. Certificates

            The certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be approved by the Board of Directors.

            Section 2. Transfer and Registration

            The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles or these Regulations, as it may deem expedient concerning the issuance, transfer and registration of shares and the issuance and transfer of certificates evidencing such shares and may appoint transfer agents and registrars of such shares.

            Transfer books may be kept in any state of the United States or in any foreign country for the purposes of transferring shares issued by the Corporation; but if no transfer agent shall be appointed to act in this state, the Corporation shall keep an office in this state at which shares shall be transferable and at which it shall keep books in which shall be recorded the names and addresses of all shareholders and all transfers of shares.

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            Section 3. Substituted Certificates

            Any person claiming a certificate for shares alleged to have been lost, stolen or destroyed shall make an affidavit or affirmation of the fact, give the Corporation and its registrar or registrars and its transfer agent or agents a bond or indemnity satisfactory to the Board and, if required by the Board of Directors, advertise the same in such manner as the Board of Directors may require; whereupon, a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI

                     RESIGNATIONS OF DIRECTORS AND OFFICERS

            Any Director or officer shall resign at any time by delivering written notice to the Corporation. Any such resignation shall take effect immediately or at such other time as may be specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE VII

             INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES. ETC.

            (1) The Corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees actually and reasonably incurred by him in connection with such action, suit or proceeding, judgments, fines and amounts paid in settlement, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that, the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

            (2) The Corporation shall indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, member, manager or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or an agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or other enterprise against expenses, including

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attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of (i) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought, determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a Director is pursuant to Section 1701.95 of the Ohio Revised Code.

            (3) To the extent that a Director, trustee, officer, employee, member, manager or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in division (1) or (2) of this ARTICLE VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

            (4) Any indemnification under division (1) or (2) of this ARTICLE VII, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, member, manager or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in divisions (1) and (2) of this ARTICLE VII. Such determination shall be made (a) by a majority vote of a quorum consisting of Directors of the Corporation who were not and are not parties to or threatened with any such action, suit or proceeding; or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five (5) years; or (c) by the shareholders; or (d) by the court of common pleas or the court in which such action, suit or proceeding was brought. Any determination made by the disinterested Directors under division (4)(a) or by independent legal counsel under division (4)(b) of this ARTICLE VII shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Corporation under division (2) of this ARTICLE VII, and within ten (10) days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

            (5)(a) Unless the only liability asserted against a Director in any action, suit or proceeding referred to in divisions (1) and (2) of this ARTICLE VII is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorneys' fees, incurred by a Director in defending the action, suit or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director in which he agrees to (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (ii) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

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            (5)(b) Expenses, including attorneys fees, incurred by a Director, trustee, officer, employee, member, manager or agent in defending any action, suit or proceeding referred to in division (1) or (2) of this ARTICLE VII may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding as authorized by the Directors in the specific case upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VII.

            (6) The indemnification provided in this ARTICLE VII shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or the Code of Regulations or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee-member, manager or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (7) A Director shall be liable in damages for any action he takes or fails to take as a Director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. Nothing contained in this ARTICLE VII affects the liability of a Director under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.

            (8) The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to, trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member or manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under
Section 1701.13(E) of the Ohio Revised Code. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

            (9) As used in this ARTICLE VII, references to "Corporation" or "corporation" include all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee or, trustee, member, manager or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or other enterprise shall stand in the same position under this ARTICLE VII with respect to the new or surviving corporation as he would if be had served the new or surviving corporation in the same capacity.

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                                  ARTICLE VIII

                                  MISCELLANEOUS

            Section 1. Voting Shares Held by the Corporation

            Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice-President or the Treasurer, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

            The Corporation shall not directly or indirectly vote any shares issued by it.

            Section 2. Redemption or Repurchase of Shares

            The Corporation may purchase from time to time shares of any class issued by it, upon agreement with the holder thereof. Such purchases may be made either in the open market or at private or public sale, in such manner and amount, from the holder or holders of outstanding shares of the Corporation, and at such prices and upon such terms as the Board of Directors shall, from time to time, determine. Unless a different procedure is established in a written agreement among the Corporation and all of the shareholders of the Corporation, the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares authorized and outstanding at the time of any such purchases.

            Section 3. Seal

            The Corporation shall have no seal.

            Section 4. Amendments

            These Regulations may be amended by the affirmative vote or the written consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation.

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